Exhibit 10.39
AMENDMENT TO THE FIRST
AMENDED AND RESTATED LIBBEY INC. EXECUTIVE SAVINGS PLAN
     Libbey Inc. hereby adopts this Amendment to the First Amended and Restated Libbey Inc. Executive Savings Plan (the “Executive Savings Plan”). Words and phrases used herein with initial capital letters that are defined in the Executive Savings Plan are used herein as so defined. The purpose of this Amendment is to ensure compliance of the Executive Savings Plan with respect to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A applies to compensatory amounts that are “deferred” (for purposes of Section 409A) after December 31, 2004 (“Post-2004 Deferrals”). This Amendment applies only to Post-2004 Deferrals under the Executive Savings Plan. To the extent amounts have been “deferred” (for purposes of Section 409A”) under the Executive Savings Plan on or before December 31, 2004 (“Pre-2005 Deferrals”), this Amendment has no effect and such Pre-2005 Deferrals shall continue to be subject to the terms of the Executive Savings Plan prior to the Amendment. In addition, no further deferrals may be made under the Executive Savings Plan for compensatory amounts that relate to services performed after December 31, 2008. Such amounts are eligible for deferral under the Libbey Inc. Executive Deferred Compensation Plan (the “2009 Plan”). To the extent provisions of the 2009 Plan that are incorporated by reference herein conflict with provisions in the Executive Savings Plan, the provisions of the 2009 Plan control.
     The Executive Savings Plan is amended as follows:
     1. The following shall be added to the end of Section 7.2 of the Executive Savings Plan:
Notwithstanding the foregoing, with respect to Post-2004 Deferrals, the date of payment shall be the date of the Executive’s “separation of service,” as such term is defined in the 2009 Plan, subject to the last two sentences of Section 7.4 of the 2009 Plan, which two sentences are incorporated herein by reference.
     2. The following shall be added to the end of Section 7.3 of the Executive Savings Plan:
Notwithstanding the foregoing, with respect to Post-2004 Deferrals, any such amount not distributed in the initial year of distribution shall be distributed in the Executive’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) of the Code.
     3. The following shall be added to the end of Section 7.4 of the Executive Savings Plan:
Notwithstanding the foregoing, with respect to Post-2004 Deferrals, the payment of such amount shall be made within 60 days following death.

     4. The following shall be added to the end of Section 7.5 of the Executive Savings Plan:
Notwithstanding the foregoing, with respect to Post-2004 Deferrals, payment under this Section 7.5 shall be made in compliance with Section 7.8 of the 2009 Plan, which is incorporated herein by reference.
     5. The following shall be added to the end of Section 9.1 of the Executive Savings Plan:
The preceding section shall not apply with respect to Post-2004 Deferrals.
     Executed as of                      day of December 2008.

LIBBEY INC.

By:

2